Exhibit 10.15(f)

FOURTH AMENDATORY AGREEMENT

          This FOURTH AMENDATORY AGREEMENT is made and entered into effective as of the 18th day of June, 2003 (the “Effective Date”) by and among STANLEY LOGISTICS, INC., a Delaware corporation, and THE STANLEY WORKS, a Connecticut Corporation, with its principal place of business at 1000 Stanley Drive, New Britain, Connecticut 06053 (collectively “OWNER”), and MAGLA PRODUCTS, LLC, a New Jersey corporation with its principal place of 159 South Street, P.O. Box 1934, Morristown, New Jersey 07960-7900 (hereinafter “LICENSEE”).

          WHEREAS, OWNER and LICENSEE have entered into a License Agreement effective November 2, 1998, as amended by an Amendatory Agreement dated November 11, 1999, further amended by a Letter Agreement dated September 29, 2000, the Second Amendatory Agreement dated September 28, 2001, and the Third Amendatory Agreement dated December 23, 2002 (collectively, all of such documents are referred to herein as the “Agreement”); and

          WHEREAS, OWNER and LICENSEE desire to modify and amend the Agreement;

          NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, OWNER and LICENSEE agree as follows:

1.	Effective as of the Effective Date, the section INITIAL TERM OF AGREEMENT set forth in EXHIBIT 2 of the Agreement shall be amended to extend the term through 11111111111111111

2.	Effective as of the Effective Date, the sections:

•	B) AUTOMATIC RENEWAL TERM;
•	C) OPTIONAL TERM I; and
•	D) OPTIONAL TERM 2

as set forth in EXHIBIT 2 of the Agreement shall be deleted in their entirety and replaced with the following

B)	AUTOMATIC RENEWAL TERM (the “Automatic Renewal Term”): from

C)	ROLLING RENEWAL TERM (the “Rolling Renewal Term”): Following the Automatic Renewal Term, this Agreement shall

D)
MINIMUM NET SALES: Notwithstanding any contrary provision herein, if LICENSEE’S revenues from the sale of LICENSED ARTICLES                                                          in any calendar year during cither the Automatic Renewal Term or Rolling Renewal Term (compared to revenues from the sale of LICENSED ARTICLES in the immediately prior calendar year), OWNER shall have the right to terminate this Agreement upon                                                          to LICENSEE, in which case this Agreement shall terminate at the end of the calendar year

3.	Effective as of the Effective Date, the following shall be added at the bottom of the section entitled “ROYALTY RATE” set forth in EXHIBIT 3 of the Agreement:

For calendar year and every calendar year of a Renewal Term thereafter (if applicable):

●	on the first of Net Sales during each calendar year
●	on all Net Sales over up to and including during each calendar year
●	on all Net Sales over during each calendar year

4.	Effective as of the Effective Date, the section entitled “MINIMUM GUARANTEED PAYMENTS” set forth in EXHIBIT 3 of the Agreement shall be amended to include the following:

TOTAL MINIMUM GUARANTEED PAYMENTS

Due on or before	The greater of
Due on or before	The greater of
Due on or before	The greater of
Due on or before	The greater of
Due on or before	The greater of

GUARANTEED PAYMENTS DURING THE AUTOMATIC RENEWAL TERM AND ROLLING RENEWAL TERMS

The MINIMUM GUARANTEED PAYMENTS for each calendar year during the Automatic Renewal Term and Roiling Renewal Terms after  1111111111111 shall be the greater of   11111111111 or  1111111111111111111111111  Such MINIMUM GUARANTEED PAYMENTS shall be due and payable on or before December 15 of each year during the Automatic Renewal Term and Rolling Renewal Terms.

5.
Except as modified and amended herein, the terms and conditions of the Agreement shall remain in full force and effect. The Agreement and this Amendment Agreement constitute the entire understanding, oral and written, of the parties hereto and may not be changed except by a written document signed by both parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendatory Agreement as of the date first above written.
MAGLA PRODUCTS, LLC

MAGLA PRODUCTS, LLC		THE STANLEY WORKS

By:	/s/ Jordan Glatt	By:	/s/ J. DeAngelo

Title:	President	Title:	EVP Tools Group

Date:	9/12/03	Date:	9/22/03

STANLEY LOGISTICS, INC.

		By:	/s/ ** Signature Illegible **

		Title:	President, Stanley Logistics, Inc.

		Date:	9/19/03